Exhibit 99.1

ManTech to Acquire Gryphon Technologies

Acquisition Expands Advanced Digital Engineering Capabilities

Across the Department of Defense

HERNDON, VA, NOVEMBER 1, 2021 — ManTech International Corporation (Nasdaq: MANT) announced today that it has signed a definitive agreement to acquire Gryphon Technologies, a leading systems engineering firm, from AE Industrial Partners, for $350 million.

Headquartered in Washington, D.C., Gryphon Technologies provides a broad array of advanced digital and systems engineering capabilities for Department of Defense agencies. The company    has built a strong reputation of providing model-based systems engineering, predictive analytics, data/computational science and cloud engineering solutions now deployed for the U.S. Navy, U.S. Air Force, DARPA, the Missile Defense Agency and other Department of Defense agencies.

The acquisition adds over 1,500 highly skilled employees to the ManTech team and will expand ManTech’s DoD footprint and suite of capability offerings with signature digital engineering solutions.

“This acquisition maps directly to our Defense Sector expansion strategy of leveraging transformational innovation to advance missions, modernize operations and safeguard military systems and personnel across the DoD landscape,” said Kevin M. Phillips, Chairman, Chief Executive Officer and President of ManTech. “We are very pleased to welcome Gryphon’s talented employees, sophisticated capabilities and customers.”

Gryphon CEO and Founder P.J. Braden said, “We are very excited to become a part of ManTech, a recognized leader in supporting national and homeland security. This is a great opportunity for our employees, who will benefit from ManTech’s more than 50 years of serving our nation, as well as its advanced professional development and commitment to career enablement.”

ManTech will fund the acquisition from cash on hand with additional funding from its existing line of credit and delayed draw term loan facilities. The acquisition is subject to various closing conditions and approvals including approval under the Hart-Scott-Rodino Act, and is expected to be completed by year-end, 2021.

About ManTech International Corporation ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence and federal civilian agencies. In business more than 52 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems engineering and software application development solutions that support national and homeland security. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies or federal budget constraints generally; disruptions to our business or damage to our reputation resulting from cyberattacks and other security threats; disruptions to our business resulting from the COVID-19 pandemic or other similar global health epidemics, pandemics and/or other disease outbreaks; inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors’ protest of new contracts that are awarded to us; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating our contracts; failure to comply with, or adverse change in, complex U.S. government laws and procurement regulations; adverse results in U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to mitigate risk associated with conducting business internationally; and adverse change in business conditions that may cause our investments in recorded goodwill to become impaired. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in ManTech’s Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 19, 2021, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Investor Relations	Media
Stephen Vather	Sheila Blackwell
VP, M&A and Investor Relations	VP, Enterprise Marketing & Communications
(703) 218-6093	(301) 717-7345
Stephen.Vather@ManTech.com	Sheila.Blackwell@ManTech.com